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                                    EXHIBIT A

                             JOINT FILING AGREEMENT


          The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Powertel, Inc., dated as of May 29, 2001, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.



Date:    May 29, 2001          SOROS FUND MANAGEMENT LLC


                               By:/S/ RICHARD D. HOLAHAN, JR.
                                  ---------------------------------------------
                                  Richard D. Holahan, Jr.
                                  Assistant General Counsel


Date:    May 29, 2001          GEORGE SOROS


                               By:/S/ RICHARD D. HOLAHAN, JR.
                                  ---------------------------------------------
                                  Richard D. Holahan, Jr.
                                  Attorney-in-Fact